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                                                                 EXHIBIT 5(a)

                     MORGAN STANLEY INSTITUTIONAL FUND, INC.

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                         INTERNATIONAL MAGNUM PORTFOLIO

          SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT (the "Agreement") dated as of October 1, 1988 between Morgan Stanley Institutional Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser").

                                    RECITALS

          The Fund has executed and delivered the Investment Advisory Agreement, dated as of October 1, 1988 (the "Agreement"), between the Fund and the Adviser. The Agreement sets forth the rights and obligation of the parties with respect to the management of the Portfolios of the Fund. The Fund has created one additional portfolio: the International Magnum Portfolio (the "Additional Portfolio").

                                   AGREEMENTS

          Now, therefore, the parties agree as follows:

          The percentage rate in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

          Portfolio                Percentage Rate
          ---------                ---------------

          International Magnum          0.80%

          This agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          The parties listed below have executed this Agreement as of the 29th day of June, 1995.


                              MORGAN STANLEY ASSET
                              MANAGEMENT INC.


                              /s/ Peter A. Nadosy
                              -------------------
                              President


                              MORGAN STANLEY INSTITUTIONAL
                              FUND, INC.


                              /s/ Warren J. Olsen
                              -------------------
                              Vice President